UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54383	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2013, the Board of Trustees (the “Board”) of United Development Funding IV (the “Registrant”) voted to increase the size of the Board from five persons to six persons and to elect Bobby Ray as a new director to fill the vacancy created by such increase, with such election effective as of September 1, 2013. Mr. Ray will serve as a director with a term expiring at the Registrant’s 2014 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

At the same time, the Board appointed Mr. Ray to serve on the Board’s special committee, which was established for the purpose of reviewing, considering, investigating, evaluating and, if deemed appropriate by such committee, negotiating any proposed transaction involving a liquidity event for the Registrant.

Mr. Ray will receive the standard compensation provided to all of the Registrant’s independent trustees who are not also the Registrant’s executive officers or executive officers of the Registrant’s advisor or its affiliates. This compensation includes an annual retainer of $25,000 per year, as well as (i) $2,000 for each Board or committee meeting attended in person, (ii) $250 for each Board or committee meeting attended by telephone and (iii) 3,000 common shares of the Registrant for serving on the special committee.

Most recently, Mr. Ray was Partner and Vice Chairman of the Board of Directors at Darling Homes, a large North Texas regional homebuilder, until the company was acquired early this year by Taylor Morrison. Prior, Mr. Ray served as Group President of K. Hovnanian Homes, Texas and Florida divisions from 1999 to 2011. K. Hovnanian Homes is one of the largest homebuilders in the United States. Earlier, Mr. Ray was President and Partner of Goodman Family of Builders, a top ten Dallas/Fort Worth area homebuilder before being acquired by K. Hovanian in 1999. Mr. Ray is a 30-year veteran of the homebuilding business.

The election of Mr. Ray as a trustee was not made pursuant to any arrangement or understanding between Mr. Ray and any other person. Other than the shares of the Registrant to be issued pursuant to Mr. Ray’s service on the special committee, Mr. Ray has not had any direct or indirect material interests in any transaction with the Registrant or in any currently proposed transaction to which the Registrant is a party. The Board has determined that Mr. Ray will qualify as “independent” under the Registrant’s charter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: August 29, 2013	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer